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                                                                  Exhibit (j)(1)


                          INDEPENDENT AUDITORS' CONSENT

The Board of Trustees
ING Equity Trust:

We consent to the use of our reports for the ING Growth Opportunities Fund, ING LargeCap Growth Fund, ING MidCap Opportunities Fund, ING SmallCap Opportunities Fund, ING Research Enhanced Index Fund, ING MidCap Value Fund and ING SmallCap Value Fund, dated July 5, 2002, incorporated herein by reference and to the references to our firm under the heading "Financial Highlights" in the Prospectuses and "Independent Auditors" in the Statement of Additional Information.

                                  /s/ KPMG LLP

Boston, Massachusetts
March 1, 2003